Exhibit 10.2

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (“Intercreditor Agreement”) dated as of May 5, 2004 is by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation, in its capacity as administrative and collateral agent (in such capacity, “Agent” as hereinafter further defined) pursuant to the Revolving Loan Agreement (as hereinafter defined) acting for and on behalf of the Lenders (as hereinafter defined), and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee (in such capacity, “Trustee” as hereinafter further defined) pursuant to the Indenture (as hereinafter defined) acting for and on behalf of the Noteholders (as hereinafter defined). Agent, Trustee and each other Person that from time to time becomes a party hereto pursuant to Section 3.3 are sometimes individually referred to herein as a “Creditor” and collectively as “Creditors”.

W I T N E S S E T H:

WHEREAS, Agent and Lenders have entered or are about to enter into financing arrangements with Wise Alloys LLC, a Delaware limited liability company (“Alloys”, as hereinafter further defined), Wise Recycling, LLC, a Maryland limited liability company (“Recycling”, as hereinafter further defined), and certain of their subsidiaries and affiliates as set forth in the Revolving Loan Agreement, pursuant to which Agent and Lenders may, upon certain terms and conditions, make loans and provide other financial accommodations to Alloys and Recycling secured by all or substantially all of the assets and properties of Debtors and Obligors (each as hereinafter defined);

WHEREAS, Trustee, Wise Metals Group LLC, a Delaware corporation (“Group”, as hereinafter further defined), and Wise Alloys Finance Corporation, a Delaware corporation (“WAFC”, as hereinafter further defined), have entered into the Indenture, pursuant to which Group and WAFC shall issue the Senior Notes (as hereinafter defined), which Senior Notes are secured by all or substantially all of the assets and properties of Debtors and Obligors; and

WHEREAS, Agent and Trustee desire to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests of Agent and Trustee in the assets and properties of Debtors (as hereinafter defined), (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof, and (iii) provide for certain other matters.

NOW THEREFORE, in consideration of the mutual benefits accruing to Agent and Trustee hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Accounts” shall mean, as to each Debtor and each Obligor, all present and future rights of such Debtor and such Obligor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property (other than any property constituting Senior Note Collateral) that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services (other than any services constituting Senior Note Collateral) rendered or to be rendered, (c) for a secondary obligation (other than any secondary obligation constituting Senior Note Collateral) incurred or to be incurred, or (d) arising out of the use of a credit or charge card to acquire property (other than property constituting Senior Note Collateral) or the use of information contained on or for use with the card, the proceeds of all of the foregoing, and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

1.2 “Agent” shall mean Congress Financial Corporation, a Delaware corporation, in its capacity as administrative and collateral agent on behalf of Lenders pursuant to the Revolving Agreements (and not in its individual capacity), and any successor or replacement agent for and on behalf of such Lenders under the Revolving Agreements.

1.3 “Agreements” shall mean, collectively, the Revolving Agreements and the Senior Note Agreements.

1.4 “Alloys” shall mean Wise Alloys LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.5 “Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now existing or hereafter arising or acquired by any Debtor or Obligor in or upon which either or both of the Creditors at any time has a Lien, including, without limitation, all proceeds of such property and interests in property, but excluding the Excluded Assets (if any).

1.6 “Creditors” shall mean, collectively, Agent, Trustee and each other Person that from time to time becomes a party hereto pursuant to Section 3.3 and their respective successors and assigns; each being sometimes referred to herein individually as a “Creditor”.

1.7 “Debtors” shall mean, collectively, Alloys, Recycling, Group, WAFC, Listerhill, Warehousing, Recycling Texas and Recycling West, each sometimes being referred to herein individually as a “Debtor”.

1.8 “Equipment” shall mean, as to each Debtor and each Obligor, all of such Debtor’s and such Obligor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located, and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance) and products of all of the foregoing and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

1.9 “Excluded Assets” shall mean assets subject to purchase money security interests expressly permitted under Section 9.8(f) of the Revolving Loan Agreement and under clause (6) of the definition of “Permitted Liens” in the Indenture and assets securing industrial revenue bond indebtedness expressly permitted under Section 9.9(g) of the Revolving Loan Agreement and under clause (3) of the definition of “Permitted Indebtedness” in the Indenture, but in each case only to the extent (and for so long as) the instruments governing such purchase money security interests or such industrial revenue bond indebtedness, as the case may be, prohibits a Debtor or Obligor from granting a security interest in such assets to Agent or Trustee.

1.10 “Group” shall mean Wise Metals Group LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.11 “Indenture” shall mean the Indenture relating to the Senior Notes, dated on or about the date hereof, by and among Group, WAFC, the guarantors party thereto and Trustee, as the same now exists or may hereafter from time to time be amended, modified, supplemented, extended, renewed, restated or replaced in one or more instances.

1.12 “Intellectual Property” shall mean, as to each Debtor and each Obligor, such Debtor’s and such Obligor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; and the proceeds of all of the foregoing.

1.13 “Inventory” shall mean, as to each Debtor and each Obligor, all of such Debtor’s and such Obligor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Debtor or such Obligor as lessor; (b) are held by such Debtor or such Obligor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Debtor or such Obligor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business, and the proceeds (including, without limitation, all proceeds of insurance with respect thereto, including the proceeds of any applicable casualty insurance) and products of all of the foregoing, and all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

1.14 “Lenders” shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity and not as agent, and any other financial institution which is from time to time a party to the Revolving Loan Agreement or any of the other Revolving Agreements as a lender, and their respective successors and assigns.

1.15 “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.16 “Listerhill” shall mean Listerhill Total Maintenance Center, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.17 “Noteholders” shall mean, individually and collectively, the holders of the Senior Notes from time to time.

1.18 “Obligors” shall mean, individually and collectively, any person (other than Debtors) that grants a lien on any of its assets to secure, or that is liable on or in respect of, any or all the Senior Note Debt or the Revolving Loan Debt, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.19 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability corporation, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.20 “Real Property” shall mean all now owned and hereafter acquired real property of each Debtor and each Obligor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, and the proceeds of all of the foregoing.

1.21 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Debtor and each Obligor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Debtor or such Obligor relating to Revolving Loan Collateral; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Debtor or any Obligor or otherwise in favor of or delivered to any Debtor or any Obligor in connection with any Account; (e) all instruments relating to Revolving Loan Collateral, including, without limitation, all promissory notes relating to Revolving Loan Collateral; (f) all chattel paper with respect to, or otherwise representing or evidencing, Revolving Loan Collateral; (g) all documents with respect to, or otherwise representing or evidencing, Revolving Loan Collateral; (h) the proceeds of all of the foregoing; and (i) all ledgers, books of account, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

1.22 “Recycling” shall mean Wise Recycling, LLC, a Maryland limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.23 “Recycling Texas” shall mean Wise Recycling Texas, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.24 “Recycling West” shall mean Wise Recycling West, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.25 “Revolving Agreements” shall mean, collectively, the Revolving Loan Agreement, and all mortgages, deeds of trust, deeds to secure debt, agreements, documents and instruments (including without limitation Uniform Commercial Code financing statements) at any time executed and/or delivered by Debtors, Obligors or any other person to, with or in favor of Agent or Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

1.26 “Revolving Loan Agreement” shall mean the Amended and Restated Loan Agreement, dated on or about the date hereof, by and among Agent, Lenders and Debtors, as the same now exists or may hereafter from time to time be amended, modified, supplemented, extended, renewed, restated, replaced or restructured in one or more instances (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

1.27 “Revolving Loan Collateral” shall mean (a) the Receivables, (b) the Inventory, (c) the Revolving Loan Intangibles, and (d) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Revolving Loan Collateral, but excluding the Excluded Assets (if any).

1.28 “Revolving Loan Debt” shall mean (a) all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor or Obligor to Agent and/or Lenders and/or their respective affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or with respect to the Revolving Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Agreements or after the commencement of any case with respect to any Debtor or Obligor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Agent or Lenders and (b) all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor or Obligor to an Affiliate of Agent, or another financial institution acceptable to Agent, arising under or pursuant to a Hedge Agreement (as defined in the Revolving Loan Agreement), in each case acceptable to Agent, whether now existing or hereafter arising, provided, that, such obligations, liabilities and indebtedness described in this clause (b) shall only be included within the Revolving Loan Debt if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with such Affiliate or other financial institution that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Debtors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Affiliate or other financial institution in connection with such arrangements.

1.29 “Revolving Loan Intangibles” shall mean all of the following assets of each Debtor and Obligor whether now owned or hereafter acquired: (a) contracts, contract rights, licenses and general intangibles, in each case relating to Receivables and Inventory, including, without limitation, contract rights which evidence or support Receivables, choses in action or causes of actions or claims arising out of Receivables or with respect to Inventory; (b) Federal, State and local tax refund claims of any kind, and agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of Inventory, customer lists, and guaranty or warranty claims with respect to Receivables or Inventory; (c) all deposit accounts of each Debtor and Obligor (other than the Senior Note Collateral Account); (d) all letters of credit, banker’s acceptances and similar instruments of each Debtor and Obligor and including all letter-of-credit rights, in each case with respect to Receivables and other Revolving Loan Collateral; (e) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Revolving Loan Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to Revolving Loan Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Revolving Loan Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors; (f) monies, credit balances, deposits and other property of each Debtor and Obligor relating to the Revolving Loan Collateral now or hereafter held or received by or in transit to Agent, any Lender or their respective Affiliates or at any other depository or other institution from or for the account of each Debtor or Obligor, whether for safekeeping, pledge, custody, transmission, collection or otherwise; (g) all commodity and securities accounts, all assets held therein or credited thereto, and all contracts relating to the hedging arrangements of each Debtor and Obligor; and (h) the proceeds of all of the foregoing.

1.30 “Senior Note Agreements” shall mean, collectively, the Indenture, the Senior Notes, and all mortgages, deeds of trust, deeds to secure debt, agreements, documents and instruments (including without limitation Uniform Commercial Code financing statements) at any time executed and/or delivered by Debtors, Obligors or any other person with, to or in favor of Trustee or the Noteholders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.31 “Senior Note Collateral” shall mean (a) the Equipment, (b) the Real Property, (c) the Senior Note Intangibles, (d) the Intellectual Property, (e) all other Collateral, in each case excluding the Revolving Loan Collateral and (f) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Senior Note Collateral, but excluding the Revolving Loan Collateral and the Excluded Assets (if any).

1.32 “Senior Note Collateral Account” shall mean the bank account of Group and WAFC maintained with The Bank of New York, account number 391082, into which the Trustee shall deposit Trust Monies (as defined in the Indenture as in effect on the date hereof) in accordance with Section 12.1 of the Indenture.

1.33 “Senior Note Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Debtor or Obligor to Trustee and/or any of the Noteholders, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under or with respect to the Senior Note Agreements, whether now existing or hereafter arising, whether arising before or after the commencement of any case with respect to any Debtor or Obligor under the U.S. Bankruptcy Code or any similar statute (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Trustee or any of the Noteholders.

1.34 “Senior Note Intangibles” shall mean all of the following assets of each Debtor and Obligor, whether now owned or hereafter acquired: contracts, contract rights, leases, licenses and general intangibles relating to the Intellectual Property, Equipment, Real Property and other Senior Note Collateral, including, without limitation, all service agreements (including utility services and supply agreements), permits and licenses, operating agreements, equipment and real property leases and contract rights, choses in action or causes of action or claims with respect to Intellectual Property, Equipment, Real Property or other Senior Note Collateral, instruments or chattel paper which evidences a payment for Intellectual Property, Equipment, Real Property or other Senior Note Collateral sold by such Debtor or Obligor, documents which evidence rights to Intellectual Property, Equipment, Real Property or other Senior Note Collateral, guaranty or warranty claims with respect to Intellectual Property, Equipment, Real Property or other Senior Note Collateral, and the proceeds of all of the foregoing.

1.35 “Senior Notes” shall mean the 10¼% Senior Secured Notes due 2012 issued by Group and WAFC from time to time pursuant to the Indenture, as the same now exist or may hereafter be amended, modified, supplemented, exchanged, extended, renewed, restated or replaced.

1.36 “Trustee” shall mean The Bank of New York, a New York banking corporation, in its capacity as trustee under the Indenture for its benefit and the benefit and on behalf of the Noteholders, and its successors and assigns (and including, without limitation, any successor, assignee or additional person at any time acting as agent for the benefit of or on behalf of it and/or the Noteholders).

1.37 “U.S. Bankruptcy Code” shall mean 11 U.S.C. §101 et. seq., and any successor thereto, and all rules and regulations relating thereto.

1.38 “WAFC” shall mean Wise Alloys Finance Corporation, a Delaware corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.39 “Warehousing” shall mean Wise Warehousing, LLC, a Delaware limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

1.40 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein, shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 Agent acknowledges that Trustee acting for its benefit and for the benefit and on behalf of the Noteholders has been granted Liens upon all of the Revolving Loan Collateral and the Senior Note Collateral pursuant to the Senior Note Agreements to secure the Senior Note Debt. Trustee acknowledges that Agent acting for its benefit and for the benefit and on behalf of the Lenders has been granted Liens upon the Revolving Loan Collateral and the Senior Note Collateral pursuant to the Revolving Agreements to secure the Revolving Loan Debt.

2.2 Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Agreements or under applicable law:

(a) the following Lien priorities shall strictly apply in defining the respective Lien priorities of each Creditor in the Revolving Loan Collateral:

(i) first, the Liens upon the Revolving Loan Collateral of Agent to the full extent of the Revolving Loan Debt; and

(ii) second, the Liens upon the Revolving Loan Collateral of Trustee to the full extent of the Senior Note Debt.

(b) the following Lien priorities shall strictly apply in defining the respective Lien priorities of each Creditor in the Senior Note Collateral:

(i) first, the Liens upon the Senior Note Collateral of Trustee to the full extent of the Senior Note Debt; and

(ii) second, the Liens upon the Senior Note Collateral of Agent to the full extent of the Revolving Loan Debt.

2.3 The lien priorities provided in Section 2.2 hereof shall not be altered or otherwise affected by (a) any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Revolving Agreements, the Revolving Loan Debt, the Senior Note Debt or the Senior Note Agreements, (b) any action or inaction which any of Creditors may take or fail to take in respect of the Collateral, (c) the invalidity, irregularity or unenforceability of all or any part of the Revolving Agreements, Senior Note Agreements, Revolving Loan Debt or Senior Note Debt, or (d) any impairment, modification, change, exchange, release or subordination of, or stay of actions or lien proceedings against, Debtors or Obligors, or their respective property or estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation or similar proceeding involving or affecting any Debtor or Obligor. Each Creditor agrees that it shall execute and deliver any instrument or agreement and take such actions reasonably requested by the other Creditor to confirm and give effect to the relative priorities and other agreements set forth herein.

2.4 Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien, subject to the terms of Section 3.6 hereof. The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on any Creditor any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law in favor of any other person. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of the other Creditor (subject, as to priority, to the terms of Section 2.2 hereof) and that as between Agent and Trustee, the terms of this Intercreditor Agreement shall govern even if part or all of the Revolving Loan Debt or the Senior Note Debt or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.5 In the event that any Creditor shall, in the exercise of its rights under its Agreements, receive possession or control of any books and records of any Debtor or Obligor which contain information identifying or pertaining to any of the property of any Debtor or Obligor in which the other Creditor has been granted a Lien, it shall notify the other Creditor in writing that it has received such books and records and shall, as promptly as practicable thereafter, make available to the other Creditor such books and records for inspection and duplication.

2.6 Subject to the terms and conditions set forth in this Intercreditor Agreement, (a) Agent shall have the exclusive right to manage, perform and enforce the terms of the

Revolving Agreements with respect to the Revolving Loan Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Revolving Loan Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Revolving Loan Collateral, and (b) Trustee shall have the exclusive right to manage, perform and enforce the terms of the Senior Note Agreements with respect to the Senior Note Collateral, to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of the Senior Note Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Senior Note Collateral. Nothing in this Section 2.6 shall confer upon any Creditor any rights to exercise any remedies with respect to the Collateral in contravention of the Agreements of such Creditor and applicable laws. If Agent or any Lender receives the proceeds of any Senior Note Collateral as a result of the exercise of remedies with respect to such Senior Note Collateral at any time prior to the payment in full of all Senior Note Debt, then Agent or such Lender shall (unless otherwise provided by law) promptly notify Trustee thereof (to the extent Agent or such Lender has actual knowledge that such proceeds constitute the proceeds of Senior Note Collateral), hold the same in trust for the benefit of Noteholders and promptly distribute such proceeds to Trustee; provided, that, unless Agent or such Lender has actual knowledge that such proceeds constitute the proceeds of Senior Note Collateral or Trustee shall notify Agent in writing that any amounts received by Agent or Lenders represent Senior Note Collateral or the proceeds thereof within ten (10) business days of the receipt by Agent or Lenders thereof, such amounts shall be retained by Agent for application to the Revolving Loan Debt. If Trustee or any Noteholder receives the proceeds of any Revolving Loan Collateral as a result of the exercise of remedies with respect to such Revolving Loan Collateral at any time prior to the payment in full of all Revolving Loan Debt, then Trustee or such Noteholder shall (unless otherwise provided by law) promptly notify Agent thereof (to the extent Trustee or such Noteholder has actual knowledge that such proceeds constitute the proceeds of Revolving Loan Collateral), hold the same in trust for the benefit of Lenders and promptly distribute such proceeds to Agent; provided, that, unless Trustee or such Noteholder has actual knowledge that such proceeds constitute the proceeds of Revolving Loan Collateral or Agent shall notify Trustee in writing that any amounts received by Trustee or Noteholders represent Revolving Loan Collateral or the proceeds thereof within ten (10) business days of the receipt by Trustee or Noteholders thereof, such amounts shall be retained by Trustee for application to the Senior Note Debt.

2.7 Notwithstanding anything to the contrary contained in any of the Agreements, only the Creditor with the senior Lien in any Collateral shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of such Collateral. The Creditor with the junior Lien on any Collateral shall: (a) promptly upon the written request of the Creditor with a senior Lien thereon, release or otherwise terminate its Liens on such Collateral, to the extent such Collateral is sold or otherwise disposed of either by such Creditor with the senior Lien or its agents, or any Debtor or Obligor with the consent of such senior Creditor and will promptly deliver such other release documents as the Creditor with the senior Lien thereon may reasonably require in connection therewith and (b) shall be deemed to have consented under its Agreements to such sale or other disposition. Any such sale or other disposition of the Collateral by any Creditor or its agent in connection with the exercise of its rights and remedies under the

Agreements of such Creditor shall be conducted in accordance with applicable laws, including Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

2.8 Except as otherwise specifically provided in Section 2.9 hereof, the Creditor with a junior Lien on any Collateral will not, directly or indirectly, (a) exercise any of its rights or remedies upon a default or event of default by any Debtor or Obligor under its Agreements against such Collateral (including, without limitation, by way of setoff or recoupment), or (b) seek to foreclose or realize upon (judicially or non-judicially) its junior Lien on such Collateral or assert any claims or interest therein (including, without limitation, by setoff or notification of account debtors), or (c) take any other action that would interfere in any manner with the rights of the Creditor with the senior Lien in such Collateral; provided, that, (i) the provisions of this Section 2.8 which restrict the conduct of Trustee shall cease to apply when Agent and Lenders have no obligation to provide financial accommodations to any Debtor or Obligor and all of the Revolving Loan Debt (other than unasserted contingent Obligations) has been satisfied in full in cash (and including the cash collateralization of all outstanding letters of credit issued pursuant to the Revolving Loan Agreement in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit) and (ii) the provisions of this Section 2.8 which restrict the conduct of Agent shall cease to apply when all of the Senior Note Debt (other than unasserted contingent Obligations) has been satisfied in full in cash.

2.9 The foregoing provisions of Section 2.8 shall not in any way limit or impair the right of any Creditor to: (a) bid for and purchase any Collateral at any private or judicial foreclosure upon such Collateral initiated by the Creditor with the senior Lien thereon, or (b) participate in any administrative, legal or equitable action or proceeding against any Debtor or Obligor seeking any reorganization, liquidation, bankruptcy or any other action involving the readjustment of all or any part of the Revolving Loan Debt or the Senior Note Debt, or other similar relief under the U.S. Bankruptcy Code, or (c) send such notices of the existence of, or any evidence or confirmation of, the Revolving Loan Debt or Senior Note Debt, as the case may be, owing to such Creditor under the Agreements of such Creditor or the Liens of such Creditor in the Collateral to any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of such Creditor in the Collateral.

2.10 (a) In the event that Trustee shall acquire control or possession of any of the Senior Note Collateral consisting of Real Property, Equipment and/or Intellectual Property or shall, through the exercise of remedies under the Senior Note Agreements or otherwise, sell any of the Senior Note Collateral consisting of Real Property, Equipment and/or Intellectual Property to any third party (a “Third Party Purchaser”), Trustee shall permit Agent (or require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit Agent), at its option, to (i) enter any or all of the Real Property under such control or possession (or sold to a Third Party Purchaser) during normal business hours in order to inspect, remove or take any action with respect to the Revolving Loan Collateral or to enforce Agent’s rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Collateral and the examination and duplication of the books and records of Debtors and Obligors related to the Revolving Loan Collateral or to otherwise handle, deal with or dispose of any Revolving Loan Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon; (ii) use any of the Equipment under such control or possession (or sold to a Third Party Purchaser) consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolving Loan Collateral and use any other Equipment under such control or possession (or sold to a Third Party Purchaser) to handle, deal with or dispose of any Revolving Loan Collateral pursuant to Agent’s rights as set forth in the Revolving Agreements, the Uniform Commercial Code of any applicable jurisdiction and other applicable law; and (iii) use any of the Intellectual Property under such control or possession (or sold to a Third Party Purchaser) that is marked or stamped on any Revolving Loan Collateral or otherwise necessary to produce, assemble, collect, deal with or realize on any Revolving Loan Collateral. Agent shall indemnify Trustee and Noteholders from and against all damage to any of the Senior Note Collateral caused by any act of Agent during the time that Agent uses any of the Senior Note Collateral pursuant to this Section 2.10(a).

(b) For each day that Agent uses the Real Property or Equipment pursuant to the rights granted in Section 2.10(a) above for the purpose of processing raw materials and work-in-process into finished goods inventory, Agent shall reimburse Noteholders for the Incremental Costs (as defined below) incurred by Noteholders with respect to utility and similar charges and any increased insurance costs which Noteholders are required to pay as a result of such uses by Agent. As used herein, “Incremental Costs” shall mean those costs which are directly attributable to the Agent’s use of Real Property and Equipment solely for the purposes described in this Section 2.10(b) in excess of the costs that would have been incurred if Agent had not so used the Real Property and Equipment.

(c) Subject to the terms of Section 2.11 hereof, nothing in this Section 2.10 shall prevent Trustee from entering into a contract for sale, transfer or the disposition of, or otherwise foreclosing on, any of the Senior Note Collateral so long as such contract provides, or such foreclosure is subject to providing, Agent with the same rights with respect to the Senior Note Collateral as are set forth in this Section 2.10.

2.11 The rights of Agent set forth in Section 2.10 above with respect to any Senior Note Collateral shall continue until the later of the following: (a) the date that is ninety (90) days after the date Agent receives written notice from Trustee that Trustee is in possession or control of such Senior Note Collateral and (b) the date of the sale by Trustee of such Senior Note Collateral. If Trustee agrees to sell any Senior Note Collateral, Trustee shall not consummate the sale of such Senior Note Collateral unless at least thirty (30) days shall have elapsed since the date on which Agent received written notice from Trustee that Trustee has agreed to sell such Senior Note Collateral.

2.12 (a) Agent shall have the right, but not any obligation, to cure any event of default under the Senior Note Agreements for the account of Debtors and Obligors. In no event shall Agent, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by Debtors or Obligors, be deemed to have assumed any obligation of Debtors or Obligors to Trustee, the Noteholders or any other person.

(b) Trustee shall have the right, but not any obligation, to cure any event of default under the Revolving Loan Agreements for the account of Debtors and Obligors. In no event shall Trustee, by virtue of the payment of amounts or performance of any obligation required to be paid or performed by Debtors or Obligors, be deemed to have assumed any obligation of Debtors or Obligors to Agent, the Lenders or any other person.

2.13 If Agent or any Lender should honor a request by any Debtor or Obligor for a loan, advance or other financial accommodation under the Revolving Agreements, whether or not Agent has knowledge that the honoring of such request would result in an event of default, or act, condition or event which with notice or passage of time or both would constitute an event of default, under the Senior Note Agreements, in no event shall Agent or any Lender have any liability whatsoever to Trustee or the Noteholders as a result of such breach, and without limiting the generality of the foregoing, Trustee agrees that Agent and Lenders shall not have any liability for tortious interference with contractual relations or for inducement by Agent or any Lender of any Debtor or Obligor to breach of contract or otherwise. Nothing contained in this Section 2.13 shall limit or waive any right that Trustee has to enforce any of the provisions of the Senior Note Agreements against Debtors or Obligors.

2.14 Debtors have agreed to insure Trustee’s interest in the Collateral pursuant to the Senior Note Agreements and has agreed to insure Agent’s interest in the Collateral pursuant to the Revolving Agreements. To the extent that the insurance coverage which Debtors are required to maintain is carried under a blanket policy which insures both the Revolving Loan Collateral and the Senior Note Collateral, Agent and Trustee agree that (i) the insurance proceeds of any loss or casualty solely involving the Revolving Loan Collateral shall be subject to settlement by and approval of Agent and paid directly to Agent, (ii) the insurance proceeds of any loss or casualty solely involving the Senior Note Collateral shall be subject to settlement by and approval of Trustee and paid directly to Trustee, and (iii) the insurance proceeds of any loss or casualty involving both the Revolving Loan Collateral and the Senior Note Collateral (a “Combined Loss”) shall be subject to joint approval by both Creditors as their interests may appear and shall be paid as follows: to Agent in an amount equal to the Revolving Loan Percentage (as defined below) of such insurance proceeds and to Trustee in an amount equal to the Senior Note Percentage (as defined below) of such insurance proceeds. Each Creditor shall promptly deliver to the other Creditor all insurance proceeds received by it which are payable to the other Creditor as described above. If, after an event of default under either the Revolving Loan Agreement or the Indenture, either Agent or Trustee pays any insurance premium on behalf of Debtors and a Combined Loss occurs during an insurance period for which such premiums were paid by either Agent or Trustee, the Creditor that paid such insurance premiums shall be reimbursed for the payment of such premiums from the insurance proceeds received in respect of such Combined Loss prior to the distribution of the balance of such proceeds pursuant to the provisions of this Section 2.14. Each Creditor shall promptly notify the other Creditor in writing upon its receipt of any insurance proceeds in respect of a loss or casualty to the Collateral, and, except as set forth above, such proceeds shall be applied as provided in Section 2.15. “Revolving Loan Percentage” means, with respect to the insurance proceeds relating to Combined Loss, a fraction (expressed as a percentage), the numerator of which is the amount of such insurance proceeds received solely on the account of the loss or casualty to the Revolving Loan Collateral subject to such Combined Loss and the denominator of which is the aggregate amount of such insurance proceeds received in respect of such Combined Loss. “Senior Note Percentage” means, with respect to the insurance proceeds relating to a Combined Loss, a fraction (expressed as a percentage), the numerator of which is the amount of such insurance proceeds received solely on the account of the loss or casualty to the Senior Note Collateral subject to such Combined Loss and the denominator of which is the aggregate amount of such insurance proceeds received in respect of such Combined Loss.

2.15 (a) The proceeds of any sale, disposition or other realization upon all or any part of the Senior Note Collateral shall be applied in the following order of priority: first, to the payment and satisfaction of all outstanding Senior Note Debt until paid and satisfied in full; second, to the payment and satisfaction of all outstanding Revolving Loan Debt until paid and satisfied in full (and including the cash collateralization of all outstanding letters of credit issued pursuant to the Revolving Loan Agreement in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit); and third, to the Debtors or any other person legally entitled thereto as determined by a court of competent jurisdiction.

(b) The proceeds of any sale, disposition or other realization upon all or any part of the Revolving Loan Collateral shall be applied in the following order of priority: first, to the payment and satisfaction of all outstanding Revolving Loan Debt until paid and satisfied in full (and including the cash collateralization of all outstanding letters of credit issued pursuant to the Revolving Loan Agreement in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit); second, to the payment and satisfaction of all outstanding Senior Note Debt until paid and satisfied in full; and to the Debtors or any other person legally entitled thereto as determined by a court of competent jurisdiction.

2.16 Each Creditor shall give to the other Creditor concurrently with the giving thereof to any Debtor or Obligor, (a) a copy of any written notice by such Creditor of either a default or an event of default under its Agreements with any Debtor or Obligor, or written notice of demand of payment from any Debtor or Obligor, (b) a copy of any written notice of any proposed sale, transfer or other disposition of any Collateral by such Creditor pursuant to Section 2.7 so long as no default or event of default exists under the Agreements of such Creditor, and (c) a copy of any written notice sent by a Creditor to any Debtor or Obligor at any time an event of default under such Creditor’s Agreements with any Debtor or Obligor exists stating such Creditor’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Creditors’ respective Liens as provided herein or the validity or effectiveness of any such notice as against any Debtor or Obligor. Each Debtor and Obligor hereby authorizes and consents to each Creditor sending any such notices to the other Creditor.

3. MISCELLANEOUS

3.1 Additional Representations.

(a) Trustee represents and warrants to Agent and Lenders that:

(i) the execution, delivery and performance of this Intercreditor Agreement by Trustee (on behalf of itself and the Noteholders) is within its powers in its capacity as Trustee for the Noteholders, and has been duly authorized by Trustee (on behalf of itself and the Noteholders);

(ii) Trustee has been authorized to execute, deliver and perform this Intercreditor Agreement on behalf of the Noteholders and to bind the Noteholders to the terms hereof; and

(iii) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Trustee (on behalf of itself and the Noteholders), enforceable in accordance with its terms and shall be binding on Trustee (on behalf of itself and the Noteholders), except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

(b) Agent hereby represents and warrants to Trustee and the Noteholders that:

(i) the execution, delivery and performance of this Intercreditor Agreement by Agent (on behalf of itself and Lenders) is within the powers of Agent, and has been duly authorized by Agent (on behalf of itself and Lenders);

(ii) Agent has been authorized to execute, deliver and perform this Intercreditor Agreement on behalf of Lenders and to bind Lenders to the terms hereof; and

(iii) this Intercreditor Agreement constitutes the legal, valid and binding obligations of Agent (on behalf of itself and Lenders), enforceable in accordance with its terms and shall be binding on Agent (on behalf of itself and Lenders), except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

3.2 Amendments. Any waiver, permit, consent or approval by any Creditor of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby.

3.3 Successors and Assigns.

(a) This Intercreditor Agreement shall be binding upon each Creditor and its successors and assigns and shall inure to the benefit of each Creditor and its successors, participants and assigns.

(b) To the extent provided in its respective Agreements, each Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Revolving Loan Debt or Senior Note Debt, as the case may be, and the Collateral securing same; provided, that, no Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any Lender, Noteholder or any participant in the

Revolving Loan Debt or Senior Note Debt, as the case may be, and no participant shall be entitled to any rights or benefits under this Intercreditor Agreement except through the Creditor with which it is a participant. In connection with any participation or other transfer or assignment, a Creditor (i) may, subject to its Agreements, disclose to such assignee, participant or other transferee or assignee all documents and information which such Creditor now or hereafter may have relating to Debtors, Obligors or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Intercreditor Agreement. In the case of an assignment or transfer of any rights of a Creditor in the Liens on any Collateral (other than pursuant to a participation that does not give the participant the right to enforce a Creditor’s Lien on the Collateral) and in the case of any new loan or other indebtedness representing Revolving Loan Debt or Senior Note Debt permitted by the applicable Agreements that is secured by Liens on any Collateral, the assignee, transferee or other lender acquiring any interest in such rights shall execute and deliver to each Creditor a written acknowledgment of receipt of a copy of this Intercreditor Agreement and the written agreement by such person to be bound by the terms of this Intercreditor Agreement as “Agent” or “Trustee”, as the case may be.

(c) Prior to or contemporaneously with the closing of any assignment or transfer by a Creditor of any or all of the rights of such Creditor in the Liens on any Collateral (other than pursuant to a participation that does not give the participant the right to enforce a Creditor’s Lien on the Collateral) and in the case of any new loan or other indebtedness representing Revolving Loan Debt or Senior Note Debt permitted by the applicable Agreements that is secured by Liens on any Collateral, each Creditor agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee, transferee or other lender. Prior to or contemporaneously with the closing of a refinancing, replacement or substitution described in this sentence below, each Creditor will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or refinances, replaces or substitutes for any or all of the Revolving Loan Debt or the Senior Note Debt, as the case may be, whether such successor or replacement financing occurs by transfer, assignment, “takeout” or any other means or vehicle.

3.4 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to any Debtor shall be deemed to apply to a trustee for such Debtor or any Debtor as debtor-in-possession. The relative rights of Agent and Trustee to repayment of the Revolving Loan Debt and the Senior Note Debt, respectively, and in or to any distributions from or in respect of Debtors or Obligors or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Debtor or Obligor, as debtor-in-possession.

3.5 Bankruptcy Financing. If any Debtor or Obligor shall become subject to a proceeding under the U.S. Bankruptcy Code and if Agent desires to permit the use of cash collateral which consists of Revolving Loan Collateral or to provide financing to such Debtor or Obligor under either Section 363 or Section 364 of the U.S. Bankruptcy Code, Trustee agrees as follows: (a) adequate notice to Trustee and Noteholders shall have been provided for such financing or use of cash collateral if Trustee receives notice three (3) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by Trustee to any such financing on the ground of a failure to provide “adequate protection” for the Liens of Trustee, provided, that, Trustee retains a Lien on the post-petition Collateral with the same priority relative to the Lien of Agent as existed prior to the commencement of the proceeding under the U.S. Bankruptcy Code. For purposes of this Section 3.5, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by Section 3.7 hereof, to Trustee or its counsel.

3.6 Bailee for Perfection. Each Creditor hereby appoints the other as agent for the purposes of perfecting their respective Liens in and on any of the Collateral; provided, that, no Creditor shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Creditor hereby waives, and releases the other Creditor from, all claims and liabilities arising pursuant to the other’s role as bailee with respect to the Collateral.

3.7 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section 3.7):

To Agent:	Congress Financial Corporation, as Agent 1133 Avenue of the Americas New York, New York 10036 Attention: Portfolio Manager Telecopy: (212) 840-6259

To Trustee:	The Bank of New York, as Trustee 101 Barclay Street, 8th Floor West New York, New York 10286 Attention: Corporate Trust Administration Telecopy: (212) 815-5707

Either of the above Creditors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 3.7, but such change shall not be effective until notice of such change has been received by the other Creditor.

3.8 Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be, and effective as, an original signature hereto.

3.9 Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

3.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT.

3.11 Complete Agreement. This Intercreditor Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter hereof.

3.12 No Third Parties Benefited. Except as expressly provided in Section 3.3 and consents which are deemed to have been given under Section 2.7 hereof, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement. Nothing herein shall create any fiduciary (as opposed to contractual) duty of Trustee to the Agent or any Lender, and nothing herein shall create any fiduciary (as opposed to contractual) duty of Agent to Trustee or any Noteholder.

3.13 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of Debtors and Obligors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Senior Note Debt or Revolving Loan Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Debtors’ or Obligors’ title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Intercreditor Agreement.

3.14 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the earlier of (a) the indefeasible satisfaction in full of all Revolving Loan Debt and the termination of the Revolving Agreements or (b) the indefeasible satisfaction in full of the Senior Note Debt and the termination of the Senior Note Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.2

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

CONGRESS FINANCIAL CORPORATION, as Agent

By:	/s/ Marc Breier
Title:	First Vice President

THE BANK OF NEW YORK, as Trustee

By:	Geovanni Barris
Title:	Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

Each of the undersigned agrees that any Creditor holding Collateral does so as bailee (under the Uniform Commercial Code) for the other Creditor which has a Lien on such Collateral and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of each of the undersigned to the bailee Creditor have been fully paid and performed.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement (except for a consent which is deemed to have been given by any Creditor under Section 2.7), and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any Creditor to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

WISE ALLOYS LLC

By:	/s/ Danny Mendelson
Title:	Executive Vice President

WISE RECYCLING, LLC

By:	/s/ Danny Mendelson
Title:	Secretary

WISE METALS GROUP LLC

By:	/s/ Danny Mendelson
Title:	Secretary

WISE ALLOYS FINANCE CORPORATION

By:	/s/ Danny Mendelson
Title:	Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

Exhibit 10.2

[SIGNATURES CONTINUED FROM PRIOR PAGE]

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ Danny Mendelson
Title:	Secretary

WISE WAREHOUSING, LLC

By:	/s/ Danny Mendelson
Title:	President

WISE RECYCLING TEXAS, LLC

By:	/s/ Danny Mendelson
Title:	President

WISE RECYCLING WEST, LLC

By:	/s/ Danny Mendelson
Title:	President